Exhibit 10.2

MOVIEPASS INC.

VOTING AGREEMENT

Closing: [●], 2017

TABLE OF CONTENTS

Page

1.	Voting Provisions Regarding Board of Directors		1

	1.1	Size of the Board	1
	1.2	Board Composition	2
	1.3	Failure to Designate a Board Member	2
	1.4	Change in Designees	3
	1.5	No Liability for Election of Recommended Directors	3
	1.6	No “Bad Actor” Designees	3

2.	Remedies		3

	2.1	Covenants of the Company	3
	2.2	Irrevocable Proxy and Power of Attorney	4
	2.3	Specific Enforcement	4
	2.4	Remedies Cumulative	4

3.	Intentionally omitted.		4

4.	Term		4

5.	Miscellaneous		5

	5.1	Additional Parties	5
	5.2	Transfers	5
	5.3	Successors and Assigns	5
	5.4	Applicable Law; Dispute Resolution	6
	5.5	WAIVER OF JURY TRIAL	6
	5.6	Counterparts	6
	5.7	Titles and Subtitles	6
	5.8	Notices	7
	5.9	Consent Required to Amend, Terminate or Waive	7
	5.10	Delays or Omissions	8
	5.11	Severability	8
	5.12	Entire Agreement	8
	5.13	Share Certificate Legend	9
	5.14	Stock Splits, Stock Dividends, etc.	9
	5.15	Manner of Voting	9
	5.16	Further Assurances	9
	5.17	Attorney’s Fees	9
	5.18	Not a Voting Trust	9

Schedule A	-	Key Holders

Exhibit A	-	Adoption Agreement

i

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), is made and entered into as of this [__] day of _____, 2017, by and among MoviePass Inc., a Delaware corporation (the “Company”), Helios and Matheson Analytics Inc., a Delaware corporation (“Helios”), and those stockholders of the Company listed on Schedule A attached hereto (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Subsection 5.1 below, the “Key Holders,” and together collectively with Helios, the “Stockholders”).

RECITALS

A.      Concurrently with the execution of this Agreement, the Company and Helios are closing (the “Closing”) the transactions contemplated by that certain Securities Purchase Agreement, dated as of [__], 2017 (the “Purchase Agreement”), by and between the Company and Helios, providing for the sale of shares of the Company’s common stock (the “Common Stock”), and in connection with that Purchase Agreement the parties desire to provide Helios and certain other Stockholders with the right, among other rights, to designate the election of certain members of the board of directors of the Company (the “Board”) in accordance with the terms of this Agreement.

B.       Prior to the date hereof, the Company and certain stockholders were a party to that certain Amended and Restated Voting Agreement, dated June 24, 2014, which has been terminated pursuant to Subsection 5.1 therein as a result of the conversion of all outstanding shares of the Company’s preferred stock into Common Stock at the Closing.

NOW, THEREFORE, the parties agree as follows:

1.        Voting Provisions Regarding Board of Directors.

1.1     Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at five (5) directors and may be increased only with the written consent of Helios. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that entitle the holders of which to vote for members of the Board, including without limitation, all shares of Common Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2     Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)     Three (3) persons shall be designated by the Chief Executive Officer of the Company (the “Company Designees”), which individuals shall initially be Mitch Lowe, [_____________] and [_____________]. The parties agree that two (2) of the Company Designees shall each qualify as an “Independent Director,” within the meaning of the director independence rules of the NASDAQ Stock Market LLC (“NASDAQ”) or the New York Stock Exchange (“NYSE”), as applicable, by the then current Board, acting in good faith. If, at any time during the term of this Agreement, the Board determines that one or more of the Company Designees is not an Independent Director, then the Chief Executive Officer of the Company shall promptly cause any Company Designee who is not an Independent Director to be removed and replaced in accordance with Subsection 1.4 to comply with this Subsection 1.2(a).

(b)     Two (2) persons shall be designated by the Chief Executive Officer of Helios (the “Helios Designee” and together with the Company Designees, the “Designees”), which individuals shall initially be [_____________] and [_____________]. The parties agree that at least one (1) of the Helios Designees shall qualify as an Independent Director,” as determined by the then current Board, acting in good faith. If, at any time during the term of this Agreement, the Board determines that one or more of the Helios Designees is not an Independent Director, then the Chief Executive Officer of Helios shall promptly cause a Helios Designee to be removed and replaced in accordance with Subsection 1.4 to comply with this Subsection 1.2(b).

To the extent that any of clauses (a) and (b) above shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company’s Amended and Restated Certificate of Incorporation in effect as of the date hereof (the “Restated Certificate”) and the Delaware General Corporation Law, as applicable. In addition, to the extent the staff of NASDAQ or NYSE, as applicable, inform the Company in writing that the designation rights set forth in this Subsection 1.2 must be eliminated or limited, then Subsection 5.11. “Severability” shall govern.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (collectively, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

1.3     Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a director as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

1.4     Change in Designees. From time to time during the term of this Agreement, the Person entitled to select a Designee pursuant to this Agreement may, in its sole discretion:

(a)     notify the Company in writing of an intention to remove from the Board any incumbent Designee who occupies a Board seat for which such Person is entitled to designate a Designee; or

(b)     notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Person is entitled to designate a Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat).

In the event of such an initiation of a removal or selection of a Designee under this Subsection 1.4, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Stockholders shall vote their Shares to cause: (a) the removal from the Company’s Board of the Designee or Designees so designated for removal and (b) the election to the Company’s Board of any new Designee or Designees so designated.

1.5     No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a Designee for election as a director for any act or omission by such Designee in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such Designee in accordance with the provisions of this Agreement.

1.6     No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee. Each Designee, prior to appointment, shall complete such documentation as the Company requires to determine whether such Designee is a “bad actor.”

2.        Remedies.

2.1     Covenants of the Company. Each party to this Agreement agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of such party’s best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2     Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the Chief Executive Officer of the Company, and the Chief Executive Officer of Helios, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, election of persons as members of the Board in accordance with Section 1 hereto and hereby authorizes each of them to represent and vote, if and only if the party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Shares in favor of the election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 4 hereof. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 4 hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

2.3     Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4     Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

3.        Intentionally omitted.

4.        Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) eighteen (18) months after the date on which shares of Common Stock began trading on NASDAQ or NYSE; (b) such date when Helios no longer beneficially owns at least 25% of the number of shares of Common Stock purchased pursuant to the Purchase Agreement; (c) termination of this Agreement in accordance with Subsection 5.9 below; and (d) a Liquidation Event (as hereinafter defined. For purposes of this Agreement, a “Liquidation Event” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction retain, immediately after such transaction, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of the Company; or (iii) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

5.        Miscellaneous.

5.1     Additional Parties. In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue such Person shares of Common Stock constituting five percent (5%) or more of the Company’s then outstanding capital stock, then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement.

5.2     Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Subsection 5.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Subsection 5.13.

5.3     Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Stockholder without the prior written consent of the Company and Helios. Any attempt by a Stockholder without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.4     Applicable Law; Dispute Resolution. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery or other federal or state courts of the State of Delaware, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery or, to the extent that the Delaware Court of Chancery declines to exercise jurisdiction over the matter, other federal or state courts of the State of Delaware, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth below the signature of such party or to such address as subsequently modified by written notice given in accordance with Subsection 5.8.

5.5     WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

5.6     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.7     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

5.8     Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to a Stockholder) or otherwise delivered by hand, messenger or courier service addressed:

(a)     if to a Stockholder, to the Stockholder’s address, facsimile number or electronic mail address as shown on the signature page hereto or in the Company’s records, as may be updated in accordance with the provisions hereof;

(b)     if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at MoviePass Inc., 175 Varick Street, Suite 604, New York, NY 10012, or at such other current address as the Company shall have furnished to the Stockholders, with a copy (which shall not constitute notice) to Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, attention: Barry I. Grossman, Esq., telephone: (212) 370-1300, e-mail: bigrossman@egsllp.com.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Stockholder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Restated Certificate or the Company’s bylaws by (i) facsimile telecommunication to the facsimile number for the Stockholder in the Company’s records, (ii) electronic mail to the electronic mail address for the Stockholder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Stockholder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Stockholder. This consent may be revoked by a Stockholder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.9     Consent Required to Amend, Terminate or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Key Holders holding a majority of the Common Stock held by all Key Holders; and (c) Helios. Notwithstanding the foregoing:

(a)     the consent of the Key Holders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Key Holders hereunder; or (B) does not adversely affect the rights of the Key Holders in a manner that is different than the effect on the rights of the other parties hereto; and

(b)     any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, termination, or waiver hereunder to any party that did not consent in writing thereto. Any amendment, termination, or waiver effected in accordance with this Subsection 5.9 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver. For purposes of this Subsection 5.9, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

5.10     Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.11     Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, including, without limitation, as a result of any rules and regulations of the U.S. Securities and Exchange Commission, NASDAQ or NYSE then applicable to the Company, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5.12     Entire Agreement. This Agreement contains the entire understanding among the parties hereto and supersedes all prior written or oral agreements among them respecting the within subject matter, unless otherwise provided herein. There are no representations, agreements, arrangements or understandings, oral or written, among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

5.13     Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“The Shares REPRESENTED hereby are subject to a Voting Agreement, AS MAY BE AMENDED FROM TIME TO TIME, (a copy of which may be obtained upon written request from the Company), and by accepting any interest in such Shares the person accepting such interest shall be deemed to agree to and shall become bound by all the provisions of that Voting Agreement, including certain restrictions on transfer and ownership set forth therein.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Subsection 5.13 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Subsection 5.13 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

5.14     Stock Splits, Stock Dividends, etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Subsection 5.13.

5.15     Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

5.16     Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

5.17     Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.18     Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

MOVIEPASS INC.

By:

Name:

Title:

HELIOS AND MATHESON ANALYTICS INC.:

By:

Name:

Title:

Address:

Facsimile Number:

E-mail address:

KEY HOLDERS[1]:

Signature:

Name:

1 NTD: Signature pages to be added for additional Key Holders.

Signature Page to Voting Agreement

SCHEDULE A

KEY HOLDERS

Name and Address	Number of Shares Held

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __, 20___] (the “Agreement”), by and among the Company and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1      Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”), for one of the following reasons (Check the correct box):

☐

As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐	As a new Stockholder in accordance with Subsection 5.1 of the Agreement, in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2      Agreement. Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3      Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address, facsimile number or e-mail address listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By:	MOVIEPASS INC.
Name and Title of Signatory

Address:	By:

Title:

Facsimile Number:

E-mail address: